FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2021 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (July 28, 2021) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "we", "us", "our") today reported business results for the second quarter ended June 30, 2021.
Second Quarter 2021 Highlights
•Record net revenue of $515.1 million compared to $185.1 million the prior year quarter
•Net income(a) of $108.3 million compared to net loss of $118.8 million in the prior year quarter
◦Adjusted net income(a) of $121.1 million, compared to adjusted net loss of $21.1 million in the prior year quarter
•Record Adjusted EBITDA of $233.3 million compared to $30.1 million in the prior year quarter
•Churchill Downs successfully ran the 147th Kentucky Oaks and Derby with strong ticketing, NBC viewership, sponsorship revenue, and margins despite capacity restrictions
•Derby City Gaming delivered record net revenue, Adjusted EBITDA, and margins
•Oak Grove Racing, Gaming & Hotel ("Oak Grove") delivered strong double digit sequential growth in net revenue and Adjusted EBITDA as well as margin expansion in its third full quarter of operations
•Gaming delivered record net revenue and record Adjusted EBITDA and our wholly-owned gaming properties delivered 3.6 percentage points of sequential margin expansion
◦Four of our wholly-owned casino properties delivered record net revenue, Adjusted EBITDA, and margins
◦Our wholly-owned casino properties delivered 10.3 percentage points of margin expansion compared to the same quarter in 2019
◦Rivers Casino Des Plaines ("Rivers Des Plaines") and Miami Valley Gaming delivered record net revenue, Adjusted EBITDA, and margins as well as significant margin expansion compared to the same quarter in 2019
(a) Reflects amounts attributable to Churchill Downs Incorporated.

CONSOLIDATED RESULTS	Second Quarter
(in millions, except per share data)	2021	2020

Net revenue	$515.1	$185.1
Net income (loss)(a)	$108.3	$(118.8)
Diluted EPS(a)	$2.76	$(3.00)
Adjusted net income (loss)(a)(b)	$121.1	$(21.1)
Adjusted diluted EPS(a)(b)	$3.08	$(0.53)
Adjusted EBITDA(b)	$233.3	$30.1

(a) Reflects amounts attributable to Churchill Downs Incorporated.
(b) These are non-GAAP measures. See explanation of non-GAAP measures below.

Second Quarter 2021 Results
The Company's second quarter of 2021 net income attributable to Churchill Downs Incorporated was $108.3 million compared to net loss attributable to Churchill Downs Incorporated of $118.8 million in the prior year quarter. The Company's second quarter of 2021 net income from continuing operations was $108.3 million compared to net loss from continuing operations of $23.6 million in the prior year quarter.
The following items impacted the comparability of the Company's second quarter net income from continuing operations:
•$8.1 million non-cash after-tax impact related to an asset impairment at Churchill Downs Racetrack related to revised capital plans associated with the first turn project,
•$4.8 million after-tax increase in Rivers Des Plaines' legal reserves and transaction costs,
•Partially offset by a $2.3 million after-tax expense decrease related to our equity portion of the non-cash change in fair value of Rivers Des Plaines' interest rate swaps, and
•$0.3 million after-tax expense decrease related to lower transaction, pre-opening and other expenses.
Excluding these items, second quarter 2021 net income from continuing operations increased $142.2 million primarily due to the following:
•$142.9 million after-tax increase driven by the results of our operations and equity income from our unconsolidated affiliates,
•Partially offset by $0.7 million after-tax increase in interest expense associated with higher outstanding debt balances.
Louisiana HRMs
During the second quarter of 2021, the Louisiana State Legislature passed a bill that was signed by the Governor of Louisiana to allow Fair Grounds to have up to 50 historical horse racing machines (“HRMs”) in its off-track betting facilities (“OTBs”). The Louisiana Racing Commission will oversee historical racing. Fair Grounds currently operates 15 OTBs and is developing plans to incorporate up to 50 HRMs in each of these facilities.
Segment Results
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Live and Historical Racing	Second Quarter
(in millions)	2021	2020

Net revenue	$190.5	$30.3
Adjusted EBITDA	98.4	3.6
For the second quarter of 2021, net revenue increased $160.2 million from the prior year quarter due to a $97.1 million increase at Churchill Downs Racetrack primarily due to the running of the 147th Kentucky Oaks and Derby with capacity restrictions in the second quarter of 2021 compared to the running of the 146th Kentucky Oaks and Derby in the third quarter of 2020; a $32.2 million increase at Derby City Gaming primarily due to the temporary suspension of operations in the prior year quarter and the completion of the second outdoor patio which added an additional 225 HRMs in September 2020; a $25.6 million increase at Oak Grove as a result of the opening of the HRM facility in September 2020 and the hotel in October 2020; a $4.6 million increase at Newport Racing & Gaming ("Newport") due to the opening of the facility in October 2020; and a $0.7 million increase at Turfway Park primarily due to the temporary suspension of operations in the prior year quarter.
Adjusted EBITDA increased $94.8 million in the second quarter of 2021 from the prior year quarter due to a $65.2 million increase from Churchill Downs Racetrack primarily due to the running of the 147th Kentucky Oaks and Derby with capacity restrictions in the second quarter of 2021 compared to the running of the 146th Kentucky Oaks and Derby in the third quarter of 2020; a $19.3 million increase from Derby City Gaming due to the increase in net revenue, increased operating efficiencies, and the temporary suspension of operations in the prior year quarter; a $9.4 million increase at Oak Grove due to the opening of the Oak Grove HRM facility in September 2020; a $0.6 million increase at Newport due to the opening of the Newport facility in October 2020; and a $0.3 million increase from other sources.

TwinSpires	Second Quarter
(in millions)	2021	2020

Net revenue	$135.9	$121.7
Adjusted EBITDA	23.1	38.7
For the second quarter of 2021, net revenue increased $14.2 million from the prior year quarter primarily due to a $7.2 million increase from Horse Racing and a $7.0 million increase from Sports and Casino. Horse Racing net revenue increased as a result of an increase in handle of $50.9 million, or 9%, compared to the prior year quarter primarily due to the running of the 147th Kentucky Oaks and Derby with capacity restrictions in the second quarter of 2021 compared to the running of the 146th Kentucky Oaks and Derby in the third quarter of 2020. Sports and Casino net revenue increased as a result of our expansion in additional states and increased marketing and promotional activities.
Adjusted EBITDA decreased $15.6 million in the second quarter of 2021 from the prior year quarter primarily due to an $8.2 million decrease from Horse Racing due primarily to an increase in marketing and advertising expense associated with the running of the 147th Kentucky Oaks and Derby with capacity restrictions in the second quarter of 2021 compared to the running of the 146th Kentucky Oaks and Derby in the third quarter of 2020, partially offset by an increase in net revenue; and a $7.4 million increase in the loss from our Sports and Casino business due to increased marketing and promotional activities.

Gaming	Second Quarter
(in millions)	2021	2020

Net revenue	$186.0	$37.3
Adjusted EBITDA	119.8	(1.8)
For the second quarter of 2021, net revenue increased $148.7 million primarily due to the temporary suspension of operations of all of our Gaming properties and the loss of revenue at each property during the prior year quarter.
Adjusted EBITDA increased $121.6 million for the second quarter of 2021 from the prior year quarter driven by a $69.8 million increase from our wholly-owned Gaming properties and a $51.8 million increase from our equity investments, both of which were due to increased operating efficiencies and the temporary suspension of operations of all of our Gaming properties in the prior year quarter.

All Other
For the second quarter of 2021, All Other Adjusted EBITDA increased $2.4 million driven by a $4.9 million increase at Arlington and a $1.8 million increase at United Tote, both of which primarily resulted from the temporary suspension of operations in the prior year quarter. Partially offsetting this increase was a $4.3 million decrease from Corporate primarily due to an increase in accrued bonuses compared to the prior year quarter.
Conference Call
A conference call regarding this news release is scheduled for Thursday, July 29, 2021, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 3960745 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, July 29, 2021, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, Calder racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.

Adjusted EBITDA excludes:
•Transaction expense, net which includes:
–Acquisition and disposition related charges; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;
•Asset impairments;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries and expenses.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the consolidated statements of comprehensive income (loss). Refer to the Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have seven retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about Churchill Downs Incorporated can be found online at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully expand our TwinSpires Sports and Casino business and effectively compete; inability to identify and complete expansion, acquisition or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2021	2020	2021	2020
Net revenue:
Live and Historical Racing	$175.9	$23.3	$239.1	$51.4
TwinSpires	135.6	121.3	235.3	190.4
Gaming	186.0	37.3	338.0	183.2
All Other	17.6	3.2	27.0	13.0
Total net revenue	515.1	185.1	839.4	438.0
Operating expense:
Live and Historical Racing	100.3	33.1	155.0	66.2
TwinSpires	96.8	74.7	169.8	125.5
Gaming	121.0	45.5	227.3	169.6
All Other	17.0	9.6	30.3	24.2
Selling, general and administrative expense	33.4	22.4	63.6	46.5
Asset impairments	11.2	—	11.2	17.5
Transaction expense, net	—	0.2	0.1	0.5
Total operating expense	379.7	185.5	657.3	450.0
Operating income (loss)	135.4	(0.4)	182.1	(12.0)
Other income (expense):
Interest expense, net	(22.0)	(20.3)	(41.4)	(39.6)
Equity in income (loss) of unconsolidated affiliates	36.4	(11.1)	61.3	(14.4)
Miscellaneous, net	0.1	0.3	0.2	0.3
Total other income (expense)	14.5	(31.1)	20.1	(53.7)
Income (loss) from continuing operations before (provision) benefit for income taxes	149.9	(31.5)	202.2	(65.7)
Income tax (provision) benefit	(41.6)	7.9	(57.8)	19.5
Income (loss) from continuing operations, net of tax	108.3	(23.6)	144.4	(46.2)
Loss from discontinued operations, net of tax	—	(95.2)	—	(96.1)
Net income (loss)	108.3	(118.8)	144.4	(142.3)
Net loss attributable to noncontrolling interest	—	—	—	(0.1)
Net income (loss) and comprehensive income (loss) attributable to Churchill Downs Incorporated	$108.3	$(118.8)	$144.4	$(142.2)

Net income (loss) per common share data - basic:
Continuing operations	$2.80	$(0.59)	$3.72	$(1.16)
Discontinued operations	$—	$(2.41)	$—	$(2.43)
Net income (loss) per common share data - basic	$2.80	$(3.00)	$3.72	$(3.59)

Net income (loss) per common share data - diluted:
Continuing operations	$2.76	$(0.59)	$3.66	$(1.16)
Discontinued operations	$—	$(2.41)	$—	$(2.43)
Net income (loss) per common share data - diluted	$2.76	$(3.00)	$3.66	$(3.59)

Weighted average shares outstanding:
Basic	38.7	39.5	38.8	39.6
Diluted	39.3	39.5	39.4	39.6

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$342.2	$67.4
Restricted cash	69.2	53.6
Accounts receivable, net	50.4	36.5
Income taxes receivable	39.1	49.4
Other current assets	31.7	28.2
Total current assets	532.6	235.1
Property and equipment, net	1,057.6	1,082.1
Investment in and advances to unconsolidated affiliates	644.6	630.6
Goodwill	366.8	366.8
Other intangible assets, net	348.2	350.6
Other assets	20.8	21.2
Total assets	$2,970.6	$2,686.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124.5	$70.7
Accrued expenses and other current liabilities	214.9	167.8
Current deferred revenue	23.1	32.8
Current maturities of long-term debt	7.0	4.0
Dividends payable	—	24.9
Current liabilities of discontinued operations	—	124.0
Total current liabilities	369.5	424.2
Long-term debt, net of current maturities and loan origination fees	671.4	530.5
Notes payable, net of debt issuance costs	1,291.7	1,087.8
Non-current deferred revenue	14.4	17.1
Deferred income taxes	250.5	213.9
Other liabilities	55.7	45.8
Total liabilities	2,653.2	2,319.3
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	8.8	18.2
Retained earnings	309.5	349.8
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	317.4	367.1
Total liabilities and shareholders' equity	$2,970.6	$2,686.4

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in millions)	2021	2020
Cash flows from operating activities:
Net income (loss)	$144.4	$(142.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52.0	44.1
Distributions from unconsolidated affiliates	47.5	4.8
Equity in (income) loss of unconsolidated affiliates	(61.3)	14.4
Stock-based compensation	12.6	10.4
Deferred income taxes	7.4	(24.8)
Asset impairments	11.2	17.5
Amortization of operating lease assets	2.7	2.5
Other	3.1	1.8
Changes in operating assets and liabilities:
Income taxes	39.5	(22.4)
Deferred revenue	(12.6)	43.5
Current liabilities of discontinued operations	(124.0)	124.0
Other assets and liabilities	87.8	3.4
Net cash provided by operating activities	210.3	76.9
Cash flows from investing activities:
Capital maintenance expenditures	(13.7)	(13.2)
Capital project expenditures	(15.9)	(118.1)
Other	(0.9)	(0.5)
Net cash used in investing activities	(30.5)	(131.8)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	780.8	726.1
Repayments of borrowings under long-term debt obligations	(427.4)	(33.4)
Payment of dividends	(24.8)	(23.4)
Repurchase of common stock	(193.9)	(28.4)
Cash settlement of stock awards	—	(12.7)
Taxes paid related to net share settlement of stock awards	(12.6)	(15.1)
Debt issuance costs	(6.8)	(1.7)
Change in bank overdraft	(6.1)	—
Other	1.4	—
Net cash provided by financing activities	110.6	611.4
Net increase in cash, cash equivalents and restricted cash	290.4	556.5
Cash, cash equivalents and restricted cash, beginning of period	121.0	142.5
Cash, cash equivalents and restricted cash, end of period	$411.4	$699.0

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
GAAP net income (loss) attributable to Churchill Downs Incorporated	$108.3	$(118.8)	$144.4	$(142.2)

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	(1.8)	1.3	(6.0)	16.2
Legal reserves and transaction costs related to Rivers Des Plaines	6.7	—	8.0	—
Transaction, pre-opening, and other expense	1.7	2.1	2.4	4.1
Asset impairments	11.2	—	11.2	17.5
Income tax impact on net income (loss) adjustments (a)	(5.0)	(0.9)	(4.3)	(10.7)
Total adjustments, continuing operations	12.8	2.5	11.3	27.1
Big Fish Games net loss (b)	—	95.2	—	96.1
Total adjustments	12.8	97.7	11.3	123.2
Adjusted net income (loss) attributable to Churchill Downs Incorporated	$121.1	$(21.1)	$155.7	$(19.0)

Adjusted diluted EPS	$3.08	$(0.53)	$3.95	$(0.48)

Weighted average shares outstanding - Diluted (c)	39.3	39.5	39.4	39.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)Due to the sale of Big Fish Games, Inc., Big Fish Games is presented as a discontinued operation.
(c)For the three and six months ended June 30, 2020, diluted weighted average shares outstanding included 0.5 million shares of anti-dilutive stock awards excluded from the calculation of diluted shares for purposes of GAAP since we were in a net loss position.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Total Handle
Churchill Downs Racetrack	$529.4	$242.8	$533.2	$248.0
TwinSpires Horse Racing(a)	620.4	569.5	1,063.5	899.3
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$105.2	$15.6	$107.2	$17.5
Derby City Gaming	39.9	7.7	72.8	29.3
Oak Grove	25.6	—	45.0	—
Turfway Park	0.7	—	5.1	4.6
Newport	4.5	—	9.0	—
Total Live and Historical Racing	175.9	23.3	239.1	51.4
TwinSpires:
Horse Racing	127.2	119.9	219.9	186.5
Sports and Casino	8.4	1.4	15.4	3.9
Total TwinSpires	135.6	121.3	235.3	190.4
Gaming:
Fair Grounds and VSI	35.1	11.1	73.4	42.7
Presque Isle	30.5	1.9	54.3	28.9
Calder	27.4	5.7	48.3	27.5
Ocean Downs	27.0	3.1	47.0	17.9
Oxford Casino	24.6	0.1	40.3	20.2
Riverwalk Casino	18.4	7.4	32.8	19.4
Harlow’s Casino	16.6	5.7	30.6	17.0
Lady Luck Nemacolin	6.4	2.3	11.3	9.6
Total Gaming	186.0	37.3	338.0	183.2
All Other	17.6	3.2	27.0	13.0
Net revenue from external customers	$515.1	$185.1	$839.4	$438.0

Intercompany net revenue:
Live and Historical Racing	$14.6	$7.0	$16.1	$8.0
TwinSpires	0.3	0.4	0.7	0.7
Gaming	—	—	2.0	1.5
All Other	3.9	2.8	6.6	5.2
Eliminations	(18.8)	(10.2)	(25.4)	(15.4)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$39.6	$121.6	$4.4	$165.6	$9.5	$175.1
Historical racing(a)	64.9	—	—	64.9	—	64.9
Racing event-related services	63.5	—	0.2	63.7	1.9	65.6
Gaming(a)	—	8.4	170.2	178.6	—	178.6
Other(a)	7.9	5.6	11.2	24.7	6.2	30.9
Total	$175.9	$135.6	$186.0	$497.5	$17.6	$515.1

	Three Months Ended June 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$14.9	$115.6	$1.7	$132.2	$0.8	$133.0
Historical racing(a)	7.3	—	—	7.3	—	7.3
Racing event-related services	0.5	—	0.7	1.2	—	1.2
Gaming(a)	—	1.4	33.4	34.8	—	34.8
Other(a)	0.6	4.3	1.5	6.4	2.4	8.8
Total	$23.3	$121.3	$37.3	$181.9	$3.2	$185.1
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $5.2 million for the three months ended June 30, 2021 and $0.8 million for the three months ended June 30, 2020.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Six Months Ended June 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$45.5	$210.8	$16.1	$272.4	$14.6	$287.0
Historical racing(a)	117.8	—	—	117.8	—	117.8
Racing event-related services	63.5	—	0.9	64.4	1.9	66.3
Gaming(a)	—	15.4	302.7	318.1	—	318.1
Other(a)	12.3	9.1	18.3	39.7	10.5	50.2
Total	$239.1	$235.3	$338.0	$812.4	$27.0	$839.4

	Six Months Ended June 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total segment	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$20.1	$179.5	$11.6	$211.2	$6.5	$217.7
Historical racing(a)	27.7	—	—	27.7	—	27.7
Racing event-related services	0.5	—	2.0	2.5	0.1	2.6
Gaming(a)	—	3.9	153.2	157.1	—	157.1
Other(a)	3.1	7.0	16.4	26.5	6.4	32.9
Total	$51.4	$190.4	$183.2	$425.0	$13.0	$438.0
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $8.9 million for the six months ended June 30, 2021 and $8.4 million for the six months ended June 30, 2020.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$190.5	$135.9	$186.0	$512.4	$21.5	$(18.8)	$515.1

Taxes and purses	(50.8)	(8.3)	(70.0)	(129.1)	(3.9)	—	(133.0)
Marketing and advertising	(4.9)	(16.7)	(2.5)	(24.1)	—	—	(24.1)
Salaries and benefits	(15.3)	(3.2)	(20.6)	(39.1)	(5.9)	—	(45.0)
Content expense	(0.8)	(68.5)	(1.3)	(70.6)	(1.8)	18.4	(54.0)
Selling, general and administrative expense	(3.1)	(2.4)	(5.9)	(11.4)	(13.9)	0.4	(24.9)
Other operating expense	(17.3)	(13.7)	(17.7)	(48.7)	(4.0)	—	(52.7)
Other income	0.1	—	51.8	51.9	—	—	51.9
Adjusted EBITDA	$98.4	$23.1	$119.8	$241.3	$(8.0)	$—	$233.3

	Three Months Ended June 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$30.3	$121.7	$37.3	$189.3	$6.0	$(10.2)	$185.1

Taxes and purses	(14.0)	(6.7)	(14.3)	(35.0)	(1.6)	—	(36.6)
Marketing and advertising	(0.3)	(2.9)	(0.4)	(3.6)	—	—	(3.6)
Salaries and benefits	(5.3)	(3.0)	(9.0)	(17.3)	(3.0)	—	(20.3)
Content expense	(0.1)	(59.1)	(0.4)	(59.6)	(0.1)	9.7	(50.0)
Selling, general and administrative expense	(1.2)	(1.7)	(3.9)	(6.8)	(9.0)	0.5	(15.3)
Other operating expense	(5.8)	(9.7)	(11.0)	(26.5)	(2.9)	—	(29.4)
Other income	—	0.1	(0.1)	—	0.2	—	0.2
Adjusted EBITDA	$3.6	$38.7	$(1.8)	$40.5	$(10.4)	$—	$30.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Six Months Ended June 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$255.2	$236.0	$340.0	$831.2	$33.6	$(25.4)	$839.4

Taxes and purses	(70.8)	(14.7)	(129.3)	(214.8)	(7.0)	—	(221.8)
Marketing and advertising	(7.0)	(25.2)	(3.9)	(36.1)	(0.1)	—	(36.2)
Salaries and benefits	(25.3)	(6.3)	(40.5)	(72.1)	(10.2)	—	(82.3)
Content expense	(1.4)	(115.0)	(2.3)	(118.7)	(3.1)	24.6	(97.2)
Selling, general and administrative expense	(6.1)	(4.6)	(11.9)	(22.6)	(26.9)	0.7	(48.8)
Other operating expense	(28.0)	(24.6)	(33.2)	(85.8)	(7.0)	0.1	(92.7)
Other income	0.1	—	83.3	83.4	0.1	—	83.5
Adjusted EBITDA	$116.7	$45.6	$202.2	$364.5	$(20.6)	$—	$343.9

	Six Months Ended June 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$59.4	$191.1	$184.7	$435.2	$18.2	$(15.4)	$438.0

Taxes and purses	(23.5)	(11.0)	(73.0)	(107.5)	(4.8)	—	(112.3)
Marketing and advertising	(1.5)	(6.4)	(5.7)	(13.6)	(0.1)	0.2	(13.5)
Salaries and benefits	(12.5)	(6.5)	(38.5)	(57.5)	(8.1)	—	(65.6)
Content expense	(0.8)	(91.7)	(1.4)	(93.9)	(1.4)	14.4	(80.9)
Selling, general and administrative expense	(2.9)	(3.1)	(10.6)	(16.6)	(17.7)	0.7	(33.6)
Other operating expense	(13.6)	(17.8)	(30.5)	(61.9)	(6.3)	0.1	(68.1)
Other income	—	0.1	21.1	21.2	0.2	—	21.4
Adjusted EBITDA	$4.6	$54.7	$46.1	$105.4	$(20.0)	$—	$85.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Churchill Downs Incorporated	$108.3	$(118.8)	$144.4	$(142.2)
Net loss attributable to noncontrolling interest	—	—	—	0.1
Net income (loss) before noncontrolling interest	108.3	(118.8)	144.4	(142.3)
Loss from discontinued operations, net of tax	—	95.2	—	96.1
Income (loss) from continuing operations, net of tax	108.3	(23.6)	144.4	(46.2)

Additions:
Depreciation and amortization	26.0	22.1	52.0	44.1
Interest expense	22.0	20.3	41.4	39.6
Income tax provision (benefit)	41.6	(7.9)	57.8	(19.5)
EBITDA	$197.9	$10.9	$295.6	$18.0

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$7.1	$6.1	$12.6	$10.4
Other charges	0.2	(0.1)	0.2	(0.1)
Pre-opening expense and other expense	1.5	1.9	2.1	3.6
Asset impairments	11.2	—	11.2	17.5
Transaction expense, net	—	0.2	0.1	0.5
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.5	9.8	20.1	19.3
Changes in fair value of Rivers Des Plaines' interest rate swaps	(1.8)	1.3	(6.0)	16.2
Rivers Des Plaines' legal reserves and transaction costs	6.7	—	8.0	—
Total adjustments to EBITDA	35.4	19.2	48.3	67.4
Adjusted EBITDA	$233.3	$30.1	$343.9	$85.4

Adjusted EBITDA by segment:
Live and Historical Racing	$98.4	$3.6	$116.7	$4.6
TwinSpires	23.1	38.7	45.6	54.7
Gaming	119.8	(1.8)	202.2	46.1
Total segment Adjusted EBITDA	241.3	40.5	364.5	105.4
All Other	(8.0)	(10.4)	(20.6)	(20.0)
Total Adjusted EBITDA	$233.3	$30.1	$343.9	$85.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Net revenue	$197.9	$6.8	$336.6	$144.6

Operating and SG&A expense	109.8	7.2	195.4	108.0
Depreciation and amortization	4.4	4.1	8.7	8.3
Total operating expense	114.2	11.3	204.1	116.3
Operating income (loss)	83.7	(4.5)	132.5	28.3
Interest and other expense, net	(19.7)	(13.4)	(24.3)	(49.2)
Net income (loss)	$64.0	$(17.9)	$108.2	$(20.9)

	Summarized Balance Sheet
(in millions)	June 30, 2021	December 31, 2020
Assets
Current assets	$86.3	$132.8
Property and equipment, net	268.1	267.5
Other assets, net	266.3	244.9
Total assets	$620.7	$645.2

Liabilities and Members' Deficit
Current liabilities	$78.0	$133.5
Long-term debt	772.0	753.5
Other liabilities	32.7	42.3
Members' deficit	(262.0)	(284.1)
Total liabilities and members' deficit	$620.7	$645.2